Exhibit 99.1

ACADIA Pharmaceuticals Reports

First Quarter 2019 Financial Results

- 1Q19 Net Sales Grew to $63.0 Million, a 29% Increase Over 1Q18

- Updated 2019 Net Sales Guidance to $280 Million to $300 Million

- Completed Enrollment in Two Late-Stage Adjunctive Schizophrenia Studies with Pimavanserin

SAN DIEGO, CA, May 1, 2019 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders, today announced its financial results for the first quarter ended March 31, 2019.

“We’ve commenced 2019 with significant momentum. The commercial initiatives implemented by our team have driven continued sales growth of NUPLAZID,” said Steve Davis, ACADIA’s Chief Executive Officer. “This past month, we initiated our Phase 3 CLARITY program evaluating pimavanserin as an adjunctive treatment for patients with major depressive disorder. We also completed enrollment in our two schizophrenia studies and are on track to announce top-line data from our ENHANCE schizophrenia inadequate response study mid-year and top-line data from our ADVANCE schizophrenia negative symptoms study around year-end 2019.”

Recent Highlights

•	Initiated Phase 3 CLARITY program with pimavanserin for adjunctive treatment in patients with major depressive disorder (MDD) in April 2019.

•	Completed enrollment in April 2019 in our Phase 3 ENHANCE study evaluating pimavanserin as an adjunctive treatment in schizophrenia inadequate response patients.

•	Completed enrollment in April 2019 in our Phase 2 ADVANCE study evaluating pimavanserin for adjunctive treatment in schizophrenia negative symptoms patients.

•	Announced the March 2019 Neurology® publication of the positive Phase 2 study results for trofinetide in pediatric Rett syndrome.

•	Appointed Elena Ridloff, CFA, as Executive Vice President and Chief Financial Officer in March 2019.

Financial Results

Revenue

Net sales of NUPLAZID® (pimavanserin) were $63.0 million for the first quarter of 2019, an increase of 29% as compared to $48.9 million reported for the first quarter of 2018.

Research and Development

Research and development expenses for the first quarter of 2019 were $52.9 million, compared to $39.3 million for the same period of 2018. The increase was primarily due to additional clinical study costs for pimavanserin as well as development costs for trofinetide.

Selling, General and Administrative

Selling, general and administrative expenses for the first quarter of 2019 were $93.1 million, compared to $60.9 million for the same period of 2018. The increase was primarily due to an increase in marketing expenses related to our direct-to-consumer advertising campaign as well as increased charitable contributions.

Net Loss

For the first quarter of 2019, ACADIA reported a net loss of $85.3 million, or $0.59 per common share, compared to a net loss of $54.3 million, or $0.44 per common share, for the same period in 2018. The net losses in the first quarter of 2019 and 2018 included $19.9 million and $20.4 million, respectively, of non-cash stock-based compensation expense.

Cash and Investments

At March 31, 2019, ACADIA’s cash, cash equivalents, and investment securities totaled $414.3 million, compared to $473.5 million at December 31, 2018.

2019 Financial Guidance

•	ACADIA is updating 2019 NUPLAZID net sales guidance to be between $280 million and $300 million from a previous range of $275 million to $300 million.
•	ACADIA reiterates GAAP R&D guidance to be between $250 million and $265 million.
•	ACADIA reiterates GAAP SG&A guidance to be between $280 million and $295 million.
•	ACADIA reiterates non-cash stock-based compensation expense guidance to be between $80 million and $90 million.

Conference Call and Webcast Information

ACADIA management will review its first quarter financial results and operations via conference call and webcast today at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing 855-638-4820 for participants in the U.S. or Canada and 443-877-4067 for international callers (reference passcode 6759227). A telephone replay of the conference call may be accessed through May 8, 2019 by dialing 855-859-2056 for callers in the U.S. or Canada and 404-537-3406 for international callers (reference passcode 6759227). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there through June 1, 2019.

About NUPLAZID® (pimavanserin)

NUPLAZID is the first and only FDA-approved treatment for hallucinations and delusions associated with Parkinson’s disease psychosis. NUPLAZID is a non-dopaminergic, selective serotonin inverse agonist (SSIA) preferentially targeting 5-HT2A receptors that are thought to play an important role in Parkinson’s disease psychosis. NUPLAZID is an oral medicine taken once a day with a recommended dose of 34 mg. ACADIA discovered and developed this new chemical entity and holds worldwide rights to develop and commercialize NUPLAZID.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders. ACADIA has developed and commercialized the first and only medicine approved for the treatment of hallucinations and delusions associated with Parkinson’s disease psychosis. ACADIA also has ongoing clinical development efforts in additional areas with significant unmet need, including dementia-related psychosis, schizophrenia inadequate response, schizophrenia-negative symptoms, major depressive disorder, and Rett syndrome. This press release and further information about ACADIA can be found at: www.acadia-pharm.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements related to: the potential opportunity for future growth in sales of NUPLAZID, including through sales of new dosages and forms; the timing of ongoing and future clinical studies for pimavanserin; the development and commercialization of trofinetide; and guidance for full-year 2019 NUPLAZID net sales and certain expense line items. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the uncertainty of future commercial sales and related items that would impact net sales during 2019, the risks and uncertainties inherent in drug development, approval and commercialization, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2018 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
Product sales, net	$62,959	$48,868
Total revenues	62,959	48,868
Operating expenses
Cost of product sales, license fees and royalties (1)	4,580	3,485
Research and development (1)	52,923	39,276
Selling, general and administrative (1)	93,090	60,926
Total operating expenses	150,593	103,687
Loss from operations	(87,634)	(54,819)
Interest income, net	2,934	1,170
Other expense	(229)	—
Loss before income taxes	(84,929)	(53,649)
Income tax expense	375	647
Net loss	$(85,304)	$(54,296)
Net loss per common share, basic and diluted	$(0.59)	$(0.44)
Weighted average common shares outstanding, basic and diluted	143,981	124,727

(1) Includes the following stock-based compensation expense

Cost of product sales, license fees and royalties	$995	$1,050
Research and development	$7,880	$7,657
Selling, general and administrative	$11,008	$11,735

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Cash, cash equivalents and investment securities	$414,324	$473,520
Accounts receivable, net	29,958	26,090
Interest and other receivables	3,812	1,699
Inventory	4,570	4,070
Prepaid expenses	23,742	20,727
Total current assets	476,406	526,106
Property and equipment, net	3,737	3,309
Operating lease right-of-use assets	10,918	—
Intangible assets, net	3,692	4,062
Restricted cash	4,787	4,826
Other assets	1,565	1,899
Total assets	$501,105	$540,202
Liabilities and stockholders’ equity
Accounts payable	$3,275	$3,167
Accrued liabilities	71,708	56,398
Total current liabilities	74,983	59,565
Operating lease liabilities	6,754	—
Other long-term liabilities	1,012	1,558
Total liabilities	82,749	61,123
Total stockholders’ equity	418,356	479,079
Total liabilities and stockholders’ equity	$501,105	$540,202

Investor Contact:

ACADIA Pharmaceuticals Inc.

Mark Johnson, CFA

(858) 261-2771

ir@acadia-pharm.com

Media Contact:

ACADIA Pharmaceuticals Inc.

Maurissa Messier

(858) 768-6068

media@acadia-pharm.com